Exhibit 99.1
News Release Investor Contact Chandrika Nigam Chandrika.Nigam@Adtalem.com 312-681-3209

Media Contact Rosalind D’Eugenio Rosalind.Deugenio@adtalem.com 312-906-6600

Adtalem Global Education Announces Fiscal Second Quarter 2023 Results

Ongoing margin expansion supported by solid operational execution

CHICAGO – Feb. 2, 2023 – Adtalem Global Education Inc. (NYSE: ATGE), a national leader in post-secondary education and a leading provider of professional talent to the healthcare industry, today reported academic, operating and financial results for its second quarter fiscal 2023 ended Dec. 31, 2022.

“During the second quarter, we maintained our commitment to disciplined operational execution and enhanced student outcomes, which delivered solid results. Our ability to maximize operational effectiveness across our institutions, coupled with the implementation of a number of transformational initiatives, gives us confidence that we remain on track to deliver on our full year expectations,” said Steve Beard, president and CEO of Adtalem Global Education.

Beard continued, “Our teams have done an impressive job building the foundation to advance Adtalem’s leading position in healthcare education, supporting an expanding margin profile while positioning us for sustainable, long-term growth. Heading into the latter half of fiscal 2023, we remain optimistic that the demand environment will see modest improvement. Our strategic investments and enhanced operational effectiveness leave us well prepared to maximize the benefit of an improved macro dynamic for the benefit of all our stakeholders.”

Financial Highlights

Selected financial data for the three months ended Dec. 31, 2022:

•	Revenue of $363.3 million decreased 2.1% compared with the prior year

•	Diluted earnings per share increased to $0.52 from $0.36 in the prior year; adjusted earnings per share increased to $1.17 or by 56.0%, compared with $0.75 in the prior year
•
Operating income was $46.0 million, compared with $24.7 million in the prior year; adjusted operating income was $79.5 million, an increase of 13.2% compared with the prior year. Operating margin was 12.7% and adjusted operating margin increased to 21.9% from 18.9%

•	Net income was $24.1 million, compared with $17.9 million in the prior year; adjusted net income was $54.2 million, an increase of 43.4% compared with the prior year
•	Adjusted EBITDA was $92.1 million, an increase of 7.0% compared with the prior year; adjusted EBITDA margin expanded by 220 basis points to 25.4% from 23.2%
•	Gross debt was reduced by $50 million, representing a 6.6% decrease from the prior quarter end gross debt balance

Selected financial data for the six months ended Dec. 31, 2022:

•	Revenue of $717.9 million increased 8.7% compared with the prior year primarily due to the timing of the acquisition of Walden
•	Diluted earnings per share was $0.57 compared with diluted loss per share of $0.81 in the prior year; adjusted earnings per share increased to $2.06 or by 87.3%, compared with $1.10 in the prior year
•
Operating income was $69.1 million, compared with $2.7 million in the prior year; adjusted operating income was $144.6 million, an increase of 35.6% compared with the prior year. Operating margin was 9.6% and adjusted operating margin increased to 20.1% from 16.2%

•	Net income was $26.3 million compared with a net loss of $40.2 million in the prior year, adjusted net income was $95.2 million, an increase of 71.9% compared with the prior year
•	Adjusted EBITDA was $174.2 million, an increase of 27.6%, compared with the prior year; adjusted EBITDA margin expanded by 360 basis points to 24.3% compared with 20.7% in the prior year

Business Highlights

•
Chamberlain University launched a home health specialty initiative with $1.2 million grant from American Nurses Foundation awarded to Chamberlain in May for its Practice Ready Specialty FocusedTM model to address the dire need of healthcare professionals in continuing care and home health.

•
Walden University, a pioneer in flexible learning, launched the Believe and Achieve ScholarshipTM in line with its mission to empower students throughout their educational journey, paving a way for them to effect change in their careers and the communities they serve.

•
Adtalem was named one of America’s Most Responsible Companies 2023 by Newsweek magazine and Statista Inc. Statista is the world-leading statistics portal and industry ranking provider.  Adtalem was selected based on key performance indicators derived from corporate social responsibility reports, as well as an independent survey of U.S. residents.

•
Michael Malafronte was elected as Chairman of Adtalem's board of directors. Having previously served as an independent director since 2016, Malafronte will lead the board’s oversight of Adtalem’s vision and strategy.

•
Blake Simpson was appointed as Senior Vice President and Chief Communications Officer.  In this newly created role, Simpson is responsible for the development and implementation of Adtalem’s enterprise brand and communications strategy, including investor, government, and media relations, as well as sustainability.

Segment Highlights

Chamberlain

Revenue in the second quarter increased to $141.4 million from $139.1 million in the prior year, and segment operating income increased 30.5% to $33.2 million primarily due to continued benefit from value capture initiatives and lower labor costs. Adjusted EBITDA increased to $37.7 million or by 17.2% compared with the prior year.

Total student enrollment decreased 0.8% compared with the prior year, primarily attributable to growth in pre-licensure nursing programs offset by declines in post-licensure nursing programs.

Walden

Revenue in the second quarter decreased to $131.9 million from $140.6 million in the prior year. Segment operating income increased to $12.8 million. Adjusted segment operating income decreased by 10.5% to $29.0 million compared with the prior year, due to lower revenue, partially offset by lower expenses. Adjusted EBITDA decreased to $31.6 million or by 11.5% compared with the prior year.

Total student enrollment decreased 7.8% compared with the prior year, which was primarily attributable to headwinds faced by post-licensure nursing programs.

Medical and Veterinary

Revenue in the second quarter decreased to $90.0 million from $91.5 million in the prior year. Segment operating income increased 17.5% to $22.9 million compared with the prior year due to continued benefit from cost discipline initiatives. Adjusted EBITDA increased to $26.3 million or by 8.0% compared with the prior year.

Adtalem Outlook

Adtalem reaffirmed its guidance of fiscal year 2023 revenue to be within the range of $1,380 million and $1,450 million, and adjusted earnings per share to be within the range of $3.95 to $4.20.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2023 second quarter on Thursday, Feb. 2, 2023, at 4 p.m. CST (5 p.m. EST). The conference call will be led by Steve Beard, president and chief executive officer, and Bob Phelan, senior vice president and chief financial officer. For those participating by telephone, dial 877-407-6184 (United States) or +1 201-389-0877 (outside the United States) and request the “Adtalem Call” or use conference ID: 13734624. Adtalem will also broadcast the conference call live on the web at:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=N0txs9lD.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a replay of the call until March 3, 2023. To access the replay, dial 877-660-6853 (United States) or +1 201-612-7415 (outside the United States), conference ID: 13734624, or visit the Adtalem website at: https://investors.adtalem.com/overview/default.aspx.

About Adtalem Global Education
Adtalem Global Education (NYSE: ATGE) is a national leader in post-secondary education and leading provider of professional talent to the healthcare industry. With a dedicated focus on driving strong outcomes that increase workforce preparedness, Adtalem empowers a diverse learner population to achieve their goals and make inspiring contributions to their communities. Adtalem is the parent organization of American University of the Caribbean School of Medicine, Chamberlain University, Ross University School of Medicine, Ross University School of Veterinary Medicine and Walden University. Adtalem’s family of institutions has more than 300,000 alumni and 10,000 employees. Adtalem was named one of America’s Most Responsible Companies in 2021 and 2023 by Newsweek and Statista, and one of America’s Best Employers for Diversity in 2021 and 2022 by Forbes and Statista. Visit Adtalem.com for more information and follow on Twitter and LinkedIn.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding the future impacts of the COVID-19 pandemic, and the expected synergies from the Walden acquisition. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and we do not undertake any obligation to update any forward-looking statement, except as required by law.

	Q2 2023	Q2 2022	% Change
Adtalem Global Education Student Enrollments
Total students(1)	76,980	80,255	-4.1%

Chamberlain University
Total students	33,390	33,648	-0.8%

Walden University(3)
Walden University
Total students	37,956	41,158	-7.8%
Walden University(3)

Medical & Veterinary(2)
Total students	5,634	5,449	3.4%

(1)	Represents total students attending sessions during each institution’s most recent enrollment period in Q2 FY 2023 and Q2 FY 2022
(2)	Medical and Veterinary segment does not have an intake period during the fiscal second quarter

Adtalem Global Education Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands, except par value)
	December 31,	June 30,	December 31,
	2022	2022	2021
Assets:
Current assets:
Cash and cash equivalents	$207,776	$346,973	$275,420
Restricted cash	2,234	964	1,224
Accounts receivable, net	99,542	81,635	92,744
Prepaid expenses and other current assets	113,564	126,467	166,722
Current assets held for sale	—	—	74,397
Total current assets	423,116	556,039	610,507
Noncurrent assets:
Property and equipment, net	275,617	289,926	301,666
Operating lease assets	175,097	177,995	155,356
Deferred income taxes	52,460	51,093	61,536
Intangible assets, net	838,873	873,577	923,701
Goodwill	961,262	961,262	960,058
Other assets, net	116,613	119,283	117,621
Noncurrent assets held for sale	—	—	529,328
Total noncurrent assets	2,419,922	2,473,136	3,049,266
Total assets	$2,843,038	$3,029,175	$3,659,773

Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$71,189	$57,140	$65,422
Accrued payroll and benefits	42,465	66,642	52,086
Accrued liabilities	93,705	98,124	134,585
Deferred revenue	115,658	144,840	124,347
Current operating lease liabilities	48,445	50,781	54,845
Current portion of long-term debt	—	—	8,500
Current liabilities held for sale	—	—	57,690
Total current liabilities	371,462	417,527	497,475
Noncurrent liabilities:
Long-term debt	693,781	838,908	1,599,538
Long-term operating lease liabilities	166,496	177,045	155,827
Deferred income taxes	26,676	25,554	27,127
Other liabilities	61,901	65,074	58,040
Noncurrent liabilities held for sale	—	—	32,086
Total noncurrent liabilities	948,854	1,106,581	1,872,618
Total liabilities	1,320,316	1,524,108	2,370,093
Commitments and contingencies
Redeemable noncontrolling interest	—	—	1,790
Shareholders' equity:
Common stock, $0.01 par value per share, 200,000 shares authorized; 45,443, 45,177, and 49,797 shares outstanding as of December 31, 2022, June 30, 2022, and December 31, 2021, respectively	822	818	817
Additional paid-in capital	561,376	521,848	542,296
Retained earnings	2,349,146	2,322,810	1,964,954
Accumulated other comprehensive loss	(2,227)	(960)	(634)
Treasury stock, at cost, 36,713, 36,619, and 31,908 shares as of December 31, 2022, June 30, 2022, and December 31, 2021, respectively	(1,386,395)	(1,339,449)	(1,219,543)
Total shareholders' equity	1,522,722	1,505,067	1,287,890
Total liabilities and shareholders' equity	$2,843,038	$3,029,175	$3,659,773

Adtalem Global Education Inc.
Consolidated Statements of Income (Loss)
(unaudited)
(in thousands, except per share data)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$363,302	$371,198	$717,861	$660,268
Operating cost and expense:
Cost of educational services	159,303	180,420	318,948	332,470
Student services and administrative expense	140,668	153,597	289,009	283,033
Restructuring expense	1,363	3,387	16,428	6,481
Business acquisition and integration expense	15,941	9,060	24,356	35,613
Total operating cost and expense	317,275	346,464	648,741	657,597
Operating income	46,027	24,734	69,120	2,671
Interest expense	(15,589)	(25,929)	(33,349)	(73,322)
Other (expense) income, net	(2,574)	861	(1,007)	1,739
Income (loss) from continuing operations before income taxes	27,864	(334)	34,764	(68,912)
(Provision for) benefit from income taxes	(4,247)	39,368	(5,301)	30,764
Income (loss) from continuing operations	23,617	39,034	29,463	(38,148)
Discontinued operations:
Income (loss) from discontinued operations before income taxes	524	4,159	(2,914)	(1,891)
Gain (loss) on disposal of discontinued operations before income taxes	185	—	(3,174)	—
(Provision for) benefit from income taxes	(182)	(25,340)	2,961	(112)
Income (loss) from discontinued operations	527	(21,181)	(3,127)	(2,003)
Net income (loss)	$24,144	$17,853	$26,336	$(40,151)

Earnings (loss) per share:
Basic:
Continuing operations	$0.52	$0.78	$0.65	$(0.77)
Discontinued operations	$0.01	$(0.43)	$(0.07)	$(0.04)
Total basic earnings (loss) per share	$0.53	$0.36	$0.58	$(0.81)
Diluted:
Continuing operations	$0.51	$0.78	$0.64	$(0.77)
Discontinued operations	$0.01	$(0.42)	$(0.07)	$(0.04)
Total diluted earnings (loss) per share	$0.52	$0.36	$0.57	$(0.81)

Weighted-average shares outstanding:
Basic shares	45,425	49,776	45,350	49,719
Diluted shares	46,121	50,237	46,232	49,719

Adtalem Global Education Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)
	Six Months Ended
	December 31,
	2022	2021
Operating activities:
Net income (loss)	$26,336	$(40,151)
Loss from discontinued operations	3,127	2,003
Income (loss) from continuing operations	29,463	(38,148)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	8,113	13,931
Amortization and impairments to operating lease assets	28,612	24,421
Depreciation	21,461	22,130
Amortization of intangible assets	34,704	47,150
Amortization and write-off of debt discount and issuance costs	6,819	19,985
Provision for bad debts	14,275	12,577
Deferred income taxes	(245)	(9,331)
Loss on disposals, accelerated depreciation, and impairments to property and equipment	3,483	266
Gain on extinguishment of debt	(71)	—
Loss on investment	5,000	—
Changes in assets and liabilities:
Accounts receivable	(25,045)	(33,765)
Prepaid expenses and other current assets	227	(29,686)
Accounts payable	13,233	(8,304)
Accrued payroll and benefits	(24,145)	(26,594)
Accrued liabilities	(4,849)	(10,524)
Deferred revenue	(29,182)	44,582
Operating lease liabilities	(25,923)	(23,027)
Other assets and liabilities	(13,654)	(24,631)
Net cash provided by (used in) operating activities-continuing operations	42,276	(18,968)
Net cash (used in) provided by operating activities-discontinued operations	(862)	20,062
Net cash provided by operating activities	41,414	1,094
Investing activities:
Capital expenditures	(9,747)	(14,772)
Payment for purchase of business, net of cash and restricted cash acquired	—	(1,488,054)
Net cash used in investing activities-continuing operations	(9,747)	(1,502,826)
Net cash used in investing activities-discontinued operations	—	(2,199)
Payment for working capital adjustment for sale of business	(3,174)	—
Net cash used in investing activities	(12,921)	(1,505,025)
Financing activities:
Proceeds from exercise of stock options	1,422	8,200
Employee taxes paid on withholding shares	(4,108)	(2,518)
Proceeds from stock issued under Colleague Stock Purchase Plan	289	244
Payment on equity forward contract	(13,162)	—
Proceeds from long-term debt	—	850,000
Repayments of long-term debt	(150,861)	(291,000)
Payment of debt discount and issuance costs	—	(49,553)
Net cash (used in) provided by financing activities	(166,420)	515,373
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	36
Net decrease in cash, cash equivalents and restricted cash	(137,927)	(988,522)
Cash, cash equivalents and restricted cash at beginning of period	347,937	1,313,616
Cash, cash equivalents and restricted cash at end of period	210,010	325,094
Less: cash, cash equivalents and restricted cash of discontinued operations at end of period	—	48,450
Cash, cash equivalents and restricted cash of continuing operations at end of period	$210,010	$276,644
Non-cash investing and financing activities:
Accrued capital expenditures	$5,209	$3,247

Adtalem Global Education Inc.
Segment Information
(unaudited)
(in thousands)

	Three Months Ended				Six Months Ended
	December 31,				December 31,
			Increase/(Decrease)				Increase/(Decrease)
	2022	2021	$	%	2022	2021	$	%
Revenue:
Chamberlain	$141,396	$139,121	$2,275	1.6%	$276,801	$274,760	$2,041	0.7%
Walden	131,940	140,627	(8,687)	(6.2)%	262,841	209,244	53,597	25.6%
Medical and Veterinary	89,966	91,450	(1,484)	(1.6)%	178,219	176,264	1,955	1.1%
Total consolidated revenue	$363,302	$371,198	$(7,896)	(2.1)%	$717,861	$660,268	$57,593	8.7%
Operating income (loss):
Chamberlain	$33,229	$25,456	$7,773	30.5%	$59,413	$46,311	$13,102	28.3%
Walden	12,795	(2,443)	15,238	NM	14,578	(14,089)	28,667	NM
Medical and Veterinary	22,930	19,518	3,412	17.5%	33,458	35,183	(1,725)	(4.9)%
Home Office and Other	(22,927)	(17,797)	(5,130)	(28.8)%	(38,329)	(64,734)	26,405	40.8%
Total consolidated operating income	$46,027	$24,734	$21,293	86.1%	$69,120	$2,671	$66,449	2,487.8%

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Adjusted net income (most comparable GAAP measure: net income (loss)) – Measure of Adtalem’s net income (loss) adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, intangible amortization expense, pre-acquisition interest expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, investment impairment, and net (income) loss from discontinued operations.

Adjusted earnings per share (most comparable GAAP measure: earnings (loss) per share) – Measure of Adtalem’s diluted earnings (loss) per share adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, intangible amortization expense, pre-acquisition interest expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, investment impairment, and net (income) loss from discontinued operations.

Adjusted operating income (most comparable GAAP measure: operating income) – Measure of Adtalem’s operating income adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, and intangible amortization expense. This measure is applied on a consolidated and segment basis, depending on the context of the discussion.

Adjusted EBITDA (most comparable GAAP measure: net income (loss)) – Measure of Adtalem’s net income (loss) adjusted for net (income) loss from discontinued operations, interest expense, other expense (income), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation, deferred revenue adjustment, CEO transition costs, restructuring expense, and business acquisition and integration expense. This measure is applied on a consolidated and segment basis, depending on the context of the discussion. Income taxes, interest expense, and other expense (income), net is not recorded at the reportable segments, and therefore, the segment adjusted EBITDA reconciliations begin with operating income.

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

Net debt – Defined as long-term debt less cash and cash equivalents.

Net leverage – Defined as net debt divided by adjusted EBITDA.

A description of special items in our non-GAAP financial measures described above are as follows:
•	Deferred revenue adjustment related to a revenue purchase accounting adjustment to record Walden’s deferred revenue at fair value.
•	CEO transition costs related to acceleration of stock-based compensation expense.
•	Restructuring expense primarily related to plans to achieve synergies with the Walden acquisition and real estate consolidations at Walden, Medical and Veterinary, and Adtalem’s home office.
•	Business acquisition and integration expense include expenses related to the Walden acquisition and certain costs related to growth transformation initiatives.
•	Intangible amortization expense on acquired intangible assets.
•
Pre-acquisition interest expense related to financing arrangements in connection with the Walden acquisition, write-off of debt discount and issuance costs and gain on extinguishment of debt related to prepayments of debt, and impairment of an equity investment.

Net (income) loss from discontinued operations includes the operations of ACAMS, Becker, OCL, and EduPristine, in addition to costs related to DeVry University.

Adtalem Global Education Inc.
Non-GAAP Operating Income by Segment
(unaudited)
(in thousands)

	Three Months Ended				Six Months Ended
	December 31,				December 31,
			Increase/(Decrease)				Increase/(Decrease)
	2022	2021	$	%	2022	2021	$	%
Chamberlain:
Operating income (GAAP)	$33,229	$25,456	$7,773	30.5%	$59,413	$46,311	$13,102	28.3%
Restructuring expense	—	335	(335)		818	335	483
Adjusted operating income (non-GAAP)	$33,229	$25,791	$7,438	28.8%	$60,231	$46,646	$13,585	29.1%
Operating margin (GAAP)	23.5%	18.3%			21.5%	16.9%
Operating margin (non-GAAP)	23.5%	18.5%			21.8%	17.0%

Walden:
Operating income (loss) (GAAP)	$12,795	$(2,443)	$15,238	NM	$14,578	$(14,089)	$28,667	NM
Deferred revenue adjustment	—	2,354	(2,354)		—	8,561	(8,561)
Restructuring expense	41	1,791	(1,750)		3,121	1,791	1,330
Intangible amortization expense	16,176	30,699	(14,523)		34,704	47,150	(12,446)
Adjusted operating income (non-GAAP)	$29,012	$32,401	$(3,389)	(10.5)%	$52,403	$43,413	$8,990	20.7%
Operating margin (GAAP)	9.7%	(1.7)%			5.5%	(6.7)%
Operating margin (non-GAAP)	22.0%	23.0%			19.9%	20.7%

Medical and Veterinary:
Operating income (GAAP)	$22,930	$19,518	$3,412	17.5%	$33,458	$35,183	$(1,725)	(4.9)%
Restructuring expense	87	188	(101)		6,913	188	6,725
Adjusted operating income (non-GAAP)	$23,017	$19,706	$3,311	16.8%	$40,371	$35,371	$5,000	14.1%
Operating margin (GAAP)	25.5%	21.3%			18.8%	20.0%
Operating margin (non-GAAP)	25.6%	21.5%			22.7%	20.1%

Home Office and Other:
Operating loss (GAAP)	$(22,927)	$(17,797)	$(5,130)	(28.8)%	$(38,329)	$(64,734)	$26,405	40.8%
CEO transition costs	—	—	—		—	6,195	(6,195)
Restructuring expense	1,235	1,073	162		5,576	4,167	1,409
Business acquisition and integration expense	15,941	9,060	6,881		24,356	35,613	(11,257)
Adjusted operating loss (non-GAAP)	$(5,751)	$(7,664)	$1,913	25.0%	$(8,397)	$(18,759)	$10,362	55.2%

Adtalem Global Education:
Operating income (GAAP)	$46,027	$24,734	$21,293	86.1%	$69,120	$2,671	$66,449	2,487.8%
Deferred revenue adjustment	—	2,354	(2,354)		—	8,561	(8,561)
CEO transition costs	—	—	—		—	6,195	(6,195)
Restructuring expense	1,363	3,387	(2,024)		16,428	6,481	9,947
Business acquisition and integration expense	15,941	9,060	6,881		24,356	35,613	(11,257)
Intangible amortization expense	16,176	30,699	(14,523)		34,704	47,150	(12,446)
Adjusted operating income (non-GAAP)	$79,507	$70,234	$9,273	13.2%	$144,608	$106,671	$37,937	35.6%
Operating margin (GAAP)	12.7%	6.7%			9.6%	0.4%
Operating margin (non-GAAP)	21.9%	18.9%			20.1%	16.2%

Adtalem Global Education Inc.
Non-GAAP Adjusted EBITDA by Segment
(unaudited)
(in thousands)

	Three Months Ended				Six Months Ended
	December 31,				December 31,
			Increase/(Decrease)				Increase/(Decrease)
	2022	2021	$	%	2022	2021	$	%
Chamberlain:
Operating income (GAAP)	$33,229	$25,456	$7,773	30.5%	$59,413	$46,311	$13,102	28.3%
Restructuring expense	—	335	(335)		818	335	483
Depreciation	4,099	4,726	(627)		8,580	9,310	(730)
Stock-based compensation	404	1,688	(1,284)		2,677	3,235	(558)
Adjusted EBITDA (non-GAAP)	$37,732	$32,205	$5,527	17.2%	$71,488	$59,191	$12,297	20.8%
Adjusted EBITDA margin (non-GAAP)	26.7%	23.1%			25.8%	21.5%

Walden:
Operating income (loss) (GAAP)	$12,795	$(2,443)	$15,238	NM	$14,578	$(14,089)	$28,667	NM
Deferred revenue adjustment	—	2,354	(2,354)		—	8,561	(8,561)
Restructuring expense	41	1,791	(1,750)		3,121	1,791	1,330
Intangible amortization expense	16,176	30,699	(14,523)		34,704	47,150	(12,446)
Depreciation	2,269	2,516	(247)		4,864	4,228	636
Stock-based compensation	286	760	(474)		2,191	1,467	724
Adjusted EBITDA (non-GAAP)	$31,567	$35,677	$(4,110)	(11.5)%	$59,458	$49,108	$10,350	21.1%
Adjusted EBITDA margin (non-GAAP)	23.9%	25.4%			22.6%	23.5%

Medical and Veterinary:
Operating income (GAAP)	$22,930	$19,518	$3,412	17.5%	$33,458	$35,183	$(1,725)	(4.9)%
Restructuring expense	87	188	(101)		6,913	188	6,725
Depreciation	3,031	3,645	(614)		6,136	7,100	(964)
Stock-based compensation	229	971	(742)		1,704	1,899	(195)
Adjusted EBITDA (non-GAAP)	$26,277	$24,322	$1,955	8.0%	$48,211	$44,370	$3,841	8.7%
Adjusted EBITDA margin (non-GAAP)	29.2%	26.6%			27.1%	25.2%

Home Office and Other:
Operating loss (GAAP)	$(22,927)	$(17,797)	$(5,130)	(28.8)%	$(38,329)	$(64,734)	$26,405	40.8%
CEO transition costs	—	—	—		—	6,195	(6,195)
Restructuring expense	1,235	1,073	162		5,576	4,167	1,409
Business acquisition and integration expense	15,941	9,060	6,881		24,356	35,613	(11,257)
Depreciation	1,257	744	513		1,881	1,492	389
Stock-based compensation	1,049	801	248		1,541	1,135	406
Adjusted EBITDA (non-GAAP)	$(3,445)	$(6,119)	$2,674	43.7%	$(4,975)	$(16,132)	$11,157	69.2%

Adtalem Global Education:
Net income (loss) (GAAP)	$24,144	$17,853	$6,291	35.2%	$26,336	$(40,151)	$66,487	NM
Net (income) loss from discontinued operations	(527)	21,181	(21,708)		3,127	2,003	1,124
Interest expense	15,589	25,929	(10,340)		33,349	73,322	(39,973)
Other expense (income), net	2,574	(861)	3,435		1,007	(1,739)	2,746
Provision for (benefit from) income taxes	4,247	(39,368)	43,615		5,301	(30,764)	36,065
Operating income (GAAP)	46,027	24,734	21,293		69,120	2,671	66,449
Depreciation and amortization	26,832	42,330	(15,498)		56,165	69,280	(13,115)
Stock-based compensation	1,968	4,220	(2,252)		8,113	7,736	377
Deferred revenue adjustment	—	2,354	(2,354)		—	8,561	(8,561)
CEO transition costs	—	—	—		—	6,195	(6,195)
Restructuring expense	1,363	3,387	(2,024)		16,428	6,481	9,947
Business acquisition and integration expense	15,941	9,060	6,881		24,356	35,613	(11,257)
Adjusted EBITDA (non-GAAP)	$92,131	$86,085	$6,046	7.0%	$174,182	$136,537	$37,645	27.6%
Adjusted EBITDA margin (non-GAAP)	25.4%	23.2%			24.3%	20.7%

Adtalem Global Education Inc.
Non-GAAP Earnings Disclosure
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income (loss) (GAAP)	$24,144	$17,853	$26,336	$(40,151)
Deferred revenue adjustment	—	2,354	—	8,561
CEO transition costs	—	—	—	6,195
Restructuring expense	1,363	3,387	16,428	6,481
Business acquisition and integration expense	15,941	9,060	24,356	35,613
Intangible amortization expense	16,176	30,699	34,704	47,150
Pre-acquisition interest expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, and investment impairment	6,402	—	9,226	31,634
Income tax impact on non-GAAP adjustments (1)	(9,309)	(46,742)	(18,982)	(42,102)
Net (income) loss from discontinued operations	(527)	21,181	3,127	2,003
Adjusted net income (non-GAAP)	$54,190	$37,792	$95,195	$55,384
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Earnings (loss) per share, diluted (GAAP)	$0.52	$0.36	$0.57	$(0.81)
Effect on diluted earnings per share:
Deferred revenue adjustment	-	0.05	-	0.17
CEO transition costs	-	-	-	0.12
Restructuring expense	0.03	0.07	0.36	0.13
Business acquisition and integration expense	0.35	0.18	0.53	0.71
Intangible amortization expense	0.35	0.61	0.75	0.94
Pre-acquisition interest expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, and investment impairment	0.14	-	0.20	0.63
Income tax impact on non-GAAP adjustments (1)	(0.20)	(0.93)	(0.41)	(0.84)
Net (income) loss from discontinued operations	(0.01)	0.42	0.07	0.04
Adjusted earnings per share, diluted (non-GAAP)	$1.17	$0.75	$2.06	$1.10
Diluted shares used in non-GAAP EPS calculation	46,121	50,237	46,232	50,166
Note: May not sum due to rounding.
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Adtalem Global Education Inc.
Non-GAAP Free Cash Flow Disclosure
(unaudited)
(in thousands)
	Three Months Ended		Twelve Months Ended
	FY23	FY22	FY23	FY23	FY22	FY22	FY22
	Q2	Q2	Q2	Q1	Q4	Q3	Q2
Net cash (used in) provided by operating activities-continuing operations (GAAP)	$(49,248)	$(48,474)	$225,069	$225,843	$163,825	$101,481	$91,835
Capital expenditures	(4,196)	(8,081)	(26,029)	(29,914)	(31,054)	(33,539)	(34,949)
Free cash flow (non-GAAP)	$(53,444)	$(56,555)	$199,040	$195,929	$132,771	$67,942	$56,886

Adtalem Global Education Inc.
Non-GAAP Outlook Disclosure
(unaudited)
(in thousands, except per share data)

Year Ended
June 30, 2023
Expected earnings per share, diluted (GAAP)	$$1.90 to 2.15
Expected effects on diluted earnings per share:
Restructuring expense	0.36
Integration costs	0.53
Estimated intangible amortization	1.32
Write-off of debt discount and issuance costs, gain on extinguishment of debt, and investment impairment	0.20
Estimated incremental integration costs	0.25
Estimated income tax impact on non-GAAP adjustments(1)	(0.68)
Net loss from discontinued operations	0.07
Expected adjusted earnings per share, diluted (non-GAAP)(2)	$$3.95 to 4.20
Diluted shares used in EPS calculation	46,232
(1) Represents the estimated income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.
(2) The outlook provided above does not reflect the potential impact of any business or asset acquisitions or dispositions that may occur during the remainder of fiscal year 2023. The expected effects on diluted earnings per share (“EPS”) of (1) the estimated intangible amortization and (2) the estimated incremental integration costs are estimates related to the Walden University acquisition and certain costs related to growth transformation initiatives. The effects on diluted EPS of restructuring expense, integration costs, write-off of debt discount and issuance costs, gain on extinguishment of debt, investment impairment, and loss from discontinued operations includes the results realized through December 31, 2022. We are not able to further estimate certain special items for the full fiscal year. Additional charges to these special items, or additional special items not currently identified, which may occur during the remainder of fiscal year 2023, would impact the GAAP expected EPS provided above.

Adtalem Global Education Inc.
Non-GAAP Net Leverage Disclosure
(unaudited)
(in thousands)

	Twelve Months Ended
	December 31, 2022
Adtalem Global Education:
Net income (GAAP)	$384,192
Net income from discontinued operations		(346,408)
Interest expense	89,375
Other income, net		(1,074)
Benefit from income taxes	20,828
Depreciation and amortization	128,733
Stock-based compensation	16,793
Restructuring expense	35,575
Business acquisition and integration expense	41,941
Adjusted EBITDA (non-GAAP)	$369,955

	December 31, 2022
Long-term debt	$708,283
Less: Cash and cash equivalents		(207,776)
Net debt (non-GAAP)	$500,507

Net leverage (non-GAAP)	1.4	x